UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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☐	Soliciting Material pursuant to §240.14a-12
BLUE DOLPHIN ENERGY COMPANY
(Name of Registrant as specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BLUE DOLPHIN ENERGY COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:
Notice is hereby given that an Annual Meeting of Stockholders of Blue Dolphin Energy Company, a Delaware corporation (“Blue Dolphin” or the “Company”), will be held on Wednesday, June 9, 2010 at 10:00 a.m. Central at Blue Dolphin’s principal office located at 801 Travis Street, Suite 2100, Houston, Texas (the “Annual Meeting”). At the Annual Meeting, stockholders will be asked to consider and vote upon proposals to:

(1)	Elect five (5) directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation or removal;

(2)	Ratify the selection of UHY LLP (“UHY”) as our independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010;

(3)	Approve a Certificate of Amendment (the “Amendment”) to Blue Dolphin’s Amended and Restated Certificate of Incorporation (the “Certificate”), to effect a reverse stock split of Blue Dolphin’s issued and outstanding common stock, par value $0.01 per share (the “Common Stock”) at a ratio within a range from 1 for 5 (1:5) to 1 for 10 (1:10), at the discretion of Blue Dolphin’s Board of Directors (the “Board”) at any time prior to September 1, 2010; and

(4)	Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Additional information regarding the Annual Meeting is set forth in the accompanying proxy statement. Our Board has specified the close of business on April 26, 2010, as the record date (“Record Date”) for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. This proxy statement and accompanying notice and proxy form are first being mailed to stockholders on or about May 24, 2010. Blue Dolphin’s Annual Report on Form 10-K, as well as Amendment No. 1 on Form 10-K/A, for the period ended December 31, 2009 (“Annual Report”) are being mailed with this proxy statement.
Regardless of whether you plan to attend the Annual Meeting in person, we request that you vote your shares at your earliest convenience in order to ensure that your shares will be represented at the Annual Meeting. If you have Internet access, we encourage you to record your vote via the Internet. To vote, you can either cast your ballot via the Internet or return the signed and dated proxy form in the enclosed envelope. If you hold your shares through a bank, broker or other nominee, you should contact them to determine the full breadth of options that exist for you to cast your vote.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder’s Meeting
To Be Held on June 9, 2010
Our Annual Report, Proxy Statement and Proxy Form Are Available Online at
www.shareholdervote.info/
You may obtain directions on how to attend the Annual Meeting and vote in person by contacting us at:
Blue Dolphin Energy Company
Attention: Investor Relations
801 Travis Street, Suite 2100
Houston, Texas 77002
(713) 568-4725

By Order of the Board
/s/ IVAR SIEM
Ivar Siem
Chairman and Chief Executive Officer

May 19, 2010
Houston, Texas
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BLUE DOLPHIN ENERGY COMPANY

PROXY STATEMENT

PROCEDURAL MATTERS
General
This proxy statement and accompanying notice and proxy form are being furnished to the stockholders of Blue Dolphin in connection with the solicitation of proxies by the Board for use at the Annual Meeting and any adjournment or postponement thereof.
Date, Time and Place
The Annual Meeting will be held on Wednesday, June 9, 2010 at 10:00 a.m. Central at Blue Dolphin’s principal office, which is located at 801 Travis Street, Suite 2100, Houston, Texas 77002.
Purpose
At the Annual Meeting, stockholders will be asked to consider and vote upon proposals to: (1) elect five directors, (2) ratify UHY as the Company’s independent registered public accounting firm, (3) approve the Amendment to the Company’s Certificate to effect a reverse stock split of the Common Stock and (4) transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.
Record Date; Who Is Entitled to Vote
The Board has fixed the close of business April 26, 2010 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Annual Meeting at Blue Dolphin’s principal office, which is located at 801 Travis Street, Suite 2100, Houston, Texas 77002. On the Record Date, there were 11,928,251 shares of Common Stock issued and outstanding. Stockholders are entitled to one vote per share of Common Stock held on the Record Date on each matter presented at the Annual Meeting.
Quorum
The holders of a majority of the shares entitled to vote and represented in person or by proxy shall constitute a quorum at the Annual Meeting for the transaction of business.
Abstentions and Broker Non-Votes
In 2009, the Securities and Exchange Commission (the “SEC”) approved a New York Stock Exchange (NYSE) proposed amendment to NYSE Rule 452 modifying the election of directors from a “routine matter” to a “non-routine matter.” The change, in effect, prohibits brokers from exercising discretionary voting in all director elections. Discretionary voting is a practice in which brokers cast votes for routine matters, in the broker’s discretion, on behalf of “street name” or beneficial shareholders that do not return their proxy form to the broker within ten (10) days prior to the stockholder’s meeting. For purposes of the Annual Meeting, abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present.

Votes Required for Approval
For proposals to be approved, Blue Dolphin’s by-laws, as amended and restated (“By-Laws”), require an affirmative vote of a majority of the votes cast by the stockholders present and entitled to vote at the Annual Meeting, either in person or by proxy. The votes required for approval, and the impact of abstentions and broker non-votes for each proposal stockholders are being asked to consider and vote upon are as follows:
Proposal (1) — Election of Directors: The nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. You may vote “FOR” any one or all of the nominees, or withhold your vote for any one or more of the nominees. Abstentions and broker non-votes will not affect the outcome of the election of directors;
Proposal (2) — Ratification of Independent Registered Public Accounting Firm: The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the ratification of the independent registered public accountants for the year ending December 31, 2010. For the ratification of UHY to serve as our independent registered public accounting firm for the year ending December 31, 2010, you may vote “FOR” or “AGAINST” or abstain from voting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the ratification of our independent registered public accountants for the year ending December 31, 2010; and
Proposal (3) — Filing of Amendment to Certificate for Reverse Stock Split: The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the proposal to amend our Certificate. For the adoption of the Amendment to our Certificate, you may vote “FOR” or “AGAINST” or abstain from voting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the ratification of the Amendment to our Certificate.
Voting Your Shares
All shares of Common Stock represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted “FOR” Proposal Nos. (1) through (3).
Revoking Your Proxy
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked pursuant to the following actions:
–	providing written notice of revocation;

–	submitting a proxy of a later date; or

–	voting in person at the Annual Meeting.
A written notice of revocation should be sent to Blue Dolphin Energy Company, Attention: Secretary, 801 Travis Street, Suite 2100, Houston, Texas 77002. Submission of a proxy of a later date can be sent to Blue Dolphin, through the Internet or by telephone, if applicable.

Adjournments and Postponements
Although it is not expected, holders of a majority of Common Stock, represented in person or by proxy, although representing less than a quorum, may adjourn or postpone the Annual Meeting for the purpose of soliciting additional proxies. If announced at the Annual Meeting, Blue Dolphin’s by-laws, as amended and restated, permit an adjournment, without notice being given to the stockholders, if: (i) the adjournment is not more than thirty (30) days from the date of the Annual Meeting or (ii) no new record date is fixed for such adjourned meeting. Blue Dolphin stockholders already having sent in their proxies could revoke such proxies at any time prior to their use at the adjournment or postponement.
Who Can Answer Your Questions
To assist you with casting your vote, we have attempted to answer key questions you may have as a stockholder related to the proposals you are being asked to consider. Please review the frequently asked questions (FAQs), which are attached to this proxy statement as Annex A. If you have any additional questions, please contact Blue Dolphin at (713) 568-4725.
Reimbursement of Solicitation Expenses
Blue Dolphin will bear all costs of this solicitation. Proxies will be solicited primarily by mail, but may also be solicited in person, by telephone or other electronic means by directors, officers and other employees of the Company in the ordinary course of business for which they will not receive additional compensation. Blue Dolphin has requested that brokers, nominees, fiduciaries and other custodians send proxy materials to the beneficial owners of Common Stock, for which the Company will reimburse them for their reasonable out-of-pocket expenses.
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PROPOSALS
(1) ELECTION OF DIRECTORS
Director Nominees
The Board has affirmatively determined that each of its members, with the exception of Ivar Siem, is independent under applicable National Association of Securities Dealers Automated Quotations (“NASDAQ”) and SEC rules related to corporate governance. The independent members of the Board have nominated Mr. Siem, as well as Dr. Laurence N. Benz, John N. Goodpasture, Harris A. Kaffie and Erik Ostbye (each a “Director Nominee”), to serve as directors until the next annual meeting of stockholders, or in each case until their successors have been duly elected and qualified, or until their earlier resignation or removal.
Dr. Benz and Messrs. Goodpasture, Kaffie, Ostbye and Siem have previously been elected by the stockholders. Each Director Nominee has consented to being nominated and has expressed his intention to serve if elected. The Board has no reason to believe that any of the Director Nominees will be unable or unwilling to serve if elected. However, should any Director Nominee become unable or unwilling to serve as a director at the time of the Annual Meeting, the person or persons exercising the proxies will vote for the election of a substitute Director Nominee designated by the Board.
The following sets forth, as of April 26, 2010, each Director Nominee’s name, all positions held with the Company, principal occupation, age and year in which the Director Nominee first became a director of the Company.

Name, Age and Principal Occupation	Director Since
Ivar Siem, 63, Chairman of the Board and Chief Executive Officer. Mr. Siem has served as Chairman of the Board of the Company since 1989 and was appointed as Chief Executive Officer in 2004. Since 2000, he has also served as Chairman of the Board and Chief Executive Officer of Drillmar Energy Inc., a subsidiary of which filed for Chapter 11 bankruptcy reorganization in November 2009. From 1995 to 2000, he served as Chairman and director and interim President of DI Industries, which later became Grey Wolf, Inc. From 1996 to 1997, Mr. Siem also served as Chief Executive Officer of Seateam Technology ASA. From 1981 to 1995, Mr. Siem was an international consultant to companies in the energy, technology and finance industries. From 1974 to 1981, Mr. Siem held a variety of progressively responsible management positions within the Fred. Olsen group of companies, including President of Dolphin International, Inc. until it was sold in 1981. Mr. Siem began his career as a petroleum engineer for Amoco Corporation. He currently serves or has previously served on the Boards of Directors of several public and privately-held companies, including Avenir ASA, The Classical Theatre, Frupor SA, TI A/S, Siem Industries, Inc. and two of its affiliates. Mr. Siem holds a Bachelor of Science in Mechanical Engineering from the University of California, Berkeley, and has completed an executive MBA program at Amos Tuck School of Business, Dartmouth University. As a result of these and other professional experiences, Mr. Siem possesses particular knowledge and experience in engineering, strategic planning, operations and general management that strengthen the Board’s collective qualifications, skills and experience.
1989

Name, Age and Principal Occupation	Director Since
Laurence N. Benz, 47, Director. Dr. Benz was elected as a director of the Company in 2004. He is currently the President / Chief Executive Officer of PT Development LLC, a private equity firm with operating holdings in various health care related companies. From 1987 to 2007, he served as the President of Kentucky Orthopedic Rehabilitation LLC, which he founded. From 1984 through 1989, he served as a Captain in the Army Medical Specialists Corps of the United States Army. Dr. Benz is the founder and organizer of multiple private companies representing healthcare, banking, telecommunications, real estate and consulting services. He also serves on the Board for multiple private companies. Dr. Benz received a Bachelor of Science in Biology from Bowling Green State University, a Masters in Physical Therapy from Baylor University, a Masters in Business Administration from Ohio State University and a Doctorate in Physical Therapy from MGH Institute of Health Professionals in Boston, Massachusetts. As a result of these and other professional experiences, Dr. Benz possesses particular knowledge and experience in accounting, capital structure, finance and strategic and tactical planning that strengthen the Board’s collective qualifications, skills and experience.
2004

John N. Goodpasture, 61, Director. Mr. Goodpasture was appointed as a director of the Company in 2006. From 2001 to 2009, he served as Vice President of Corporate Development for Texas Eastern Products Pipeline Company, L.L.C., the general partner of TEPPCO Partners, L.P. In this capacity, Mr. Goodpasture directed the acquisition and divestiture activities for the partnership, and also had primary commercial responsibility for the midstream business segment. From 1999 to 2001, he was Vice President of Business Development for Enron Transportation Services. From 1980 to 1999, Mr. Goodpasture held various executive-level positions with Seagull Energy Corporation, including President of Seagull Pipeline & Marketing Company. Previously he held a variety of management positions at Union Carbide Corporation, where he began his career in 1970. Mr. Goodpasture also serves on the Board of End Hunger Network of Houston. He earned a Bachelor of Science in Mechanical Engineering from Texas Tech University in Lubbock, Texas. As a result of these and other professional experiences, Mr. Goodpasture possesses particular knowledge and experience in the oil and gas industry in business development, capital structure and mergers and acquisitions that strengthen the Board’s collective qualifications, skills and experience.
2006

Harris A. Kaffie, 59, Director. Mr. Kaffie has served as a director of the Company since 1989. Mr. Kaffie is a private investor with diverse investments and business activities across such areas as energy, finance, venture capital, real estate development, farming, ranching and minerals. Since 1994, he has been associated with Kaffie Brothers, a real estate, farming and ranching company, where he serves as a partner. He also serves on the Board of several privately held companies. Mr. Kaffie received a Bachelor of Business Administration from Southern Methodist University in 1972. As a result of these and other professional experiences, Mr. Kaffie possesses particular knowledge and experience in capital structure, business development and strategic planning that strengthen the Board’s collective qualifications, skills and experience.
1989

Erik Ostbye, 58, Director. Mr. Ostbye was elected as a director of the Company in 2006. Since 1983, Mr. Ostbye has been associated with the Arne Blystad Group of companies. Since 2007, he has served as President of Chianti Asset Management LLC, from 2003 to 2007 he was Vice President of Finance of Sokana Chartering, from 1988 to 2003 he served as Vice President of Finance of Blystad Shipping (USA) Inc. and from 1983 to 1988 he was Financial Manager of Arne Blystad AS. Following the sale of the Blystad tanker operation to Eitzen Chemical USA in 2006, Mr. Ostbye has continued his work for the Blystad Group of companies as a U.S. representative. Mr. Ostbye also serves on the Board of several privately held companies. He holds a Sivilokonom/MBA from the Norwegian School of Management (BI). As a result of these and other professional experiences, Mr. Ostbye possesses particular knowledge and experience in accounting, capital structure and finance that strengthen the Board’s collective qualifications, skills and experience.
2006

Recommendation
THE BOARD RECOMMENDS A VOTE “FOR”
THE ELECTION OF ALL OF THE DIRECTOR NOMINEES.
Executive Officers
The following sets forth the age and background of each executive officer and the year in which the executive officer first joined the Company:

Joined
Name, Age and Principal Occupation	Company
Thomas W. Heath, 47, President, Secretary and Assistant Treasurer. Mr. Heath was appointed as President and Secretary of the Company in 2009, having previously served as Executive Vice President since 2007. From 2004 to 2007 he served as a Vice President of Union Bank of California, N.A., an affiliate of Bank of Tokyo-Mitsubishi UFJ, Ltd., where he developed and implemented an energy derivatives desk supporting Energy Capital Services. From 1988 to 2004 Mr. Heath held a variety of management and executive level positions with the evolving marketing units of Acadian Gas Pipeline System, Shell Trading Gas & Power (formerly Coral Energy, L.P.), Sempra Energy Trading Corp. and Tejas Gas Corporation. Mr. Heath began his career in 1983 with Columbia Gulf Transmission Company where he served in various operational and commercial positions until 1988. He is an alumnus of the University of Houston.
2007

T. Scott Howard, 38, Treasurer and Assistant Secretary. Mr. Howard was appointed as Treasurer of the Company in 2009 and Assistant Secretary of the Company in April 2008. He joined the Company as Accounting Manager in 2006. From 1996 to 2006 he held a variety of management level positions: Audit Manager with DRDA, P.C., an independent public accounting firm in Houston, Texas from 2002 to 2006, Trust Officer with Frost National Bank in Houston, Texas from 2000 to 2002 and Controller for Hall’s Insurance Agency, Inc. in Dickinson, Texas from 1996 to 2000. He began his career as a Staff Accountant for Griffin, Iles, Masel & Duval, LLP, a public accounting firm, where he was employed from 1994 to 1996. Mr. Howard, who is a Certified Public Accountant in Texas, received his Bachelor of Business Administration in Accounting from St. Edward’s University.
2006
(2) RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
For purposes of determining whether to select UHY as our independent registered public accounting firm to perform the audit of our consolidated financial statements for 2010, the Audit Committee conducted a thorough review of UHY’s performance. The Audit Committee considered:
–	UHY’s performance on previous audits, including the quality of the engagement team and the firm’s experience, client service, responsiveness and technical expertise;

–	the firm’s leadership, management structure and client and employee retention;

–	the firm’s financial strength and performance; and

–	the appropriateness of fees charged.
UHY has been engaged as our independent registered public accounting firm since 2002. Through December 31, 2009, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leases auditing staff who are full-time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has only a few full-time employees and therefore, few, if any of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination. UHY representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholder questions.

We are asking our stockholders to ratify the selection of UHY as our independent registered public accounting firm. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the selection of UHY to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
(3) APPROVAL OF AN AMENDMENT TO THE CERTIFICATE FOR A REVERSE STOCK SPLIT
This discussion is qualified in its entirety by reference to the Amendment, which is attached to this proxy statement as Annex B, incorporated herein by reference. You should read the entire Amendment carefully as it is the document that governs the contemplated reverse stock split.
Reason for the Amendment
The primary purpose of the Amendment to the Certificate is to effect a reverse stock split to increase Blue Dolphin’s stock price sufficiently above NASDAQ’s $1.00 minimum bid price requirement for continued listing of our Common Stock (the “Listing Requirement”). On March 16, 2010, we were notified by NASDAQ that our Common Stock is subject to delisting as a result of our failure to comply with the Listing Requirement. We were granted a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) to appeal the delisting determination. The hearing was held on May 5, 2010. The Panel granted our request for an extension of time to meet the minimum bid price requirement for continued listing. In order to fully comply and regain compliance, we must evidence a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days on or before August 1, 2010. NASDAQ typically reviews reverse stock splits as an acceptable method to regain compliance. However, there can be no assurance that we will be successful in our effort to regain compliance with the Listing Requirement and maintain our listing on NASDAQ.
The Reverse Stock Split
The Board has adopted, subject to stockholder approval: (i) the implementation of a reverse stock split of our Common Stock at a ratio within a range from 1 for 5 (1:5) to 1 for 10 (1:10), at the discretion of the Board, at any time prior to September 1, 2010, and (ii) filing of the Amendment to the Certificate once the final ratio has been determined by the Board. No fractional shares will be issued in connection with the reverse stock split. Each holder of Common Stock who would otherwise be entitled to receive a fractional share of Common Stock will, in lieu of such fractional share, be paid in cash at fair market value. No interest will accrue on the cash consideration payable pursuant to the terms of the reverse stock split. The Board elected not to alter the number of authorized shares or change the par value of the Common Stock, such number of authorized shares remaining at 100,000,000 shares and such par value remaining a $0.01 per share.
The Board’s selection of the specific reverse stock split ratio will be based primarily on the price level of the Company’s Common Stock immediately prior to the reverse stock split and the expected stability of the price level of he Common Stock going forward. We expect that the primary focus of the Board in determining the reverse stock split ratio will be to select a ratio that they believe is likely to increase the marketability and liquidity of the Common Stock and encourage interest and trading in the Common Stock.
We believe that granting the Board the authority to set the ratio for the reverse stock split is essential because it provides the Board with the maximum flexibility to react to changing market conditions, thereby acting in the best interests of the Company and our stockholders. If the Board implements the reverse stock split, the Company will make a public announcement regarding the determination of the exact reverse stock split ratio.
Reverse Stock Split Effective Date
If the proposal is approved, the Company will file the Amendment to the Certificate with the Secretary of the State of Delaware (“Delaware”), without any action on the part of our stockholders and without regard to the date or dates old stock certificates are physically surrendered for new stock certificates. The Amendment to the Certificate will be effective when it has been accepted by Delaware (the “Effective Date”). It is expected that, if the proposal is approved, the Amendment will be filed as promptly as practicable following the Annual Meeting; however, the exact timing of filing will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. We expect to be in compliance with all NASDAQ listing rules on the Effective Date of the Amendment since the reverse stock split will be effective on the Effective Date of the Amendment. A stockholder vote against the proposed Amendment to the Certificate will have the effect of preventing the reverse stock split, resulting in the eventual delisting of our Common Stock from the NASDAQ Capital Market.
Effects of the Reverse Stock Split
Total Shares Outstanding. The effect of the reverse stock split will be to reduce the total number of Common Stock outstanding. As a result, each common stockholder will own fewer shares of Common Stock. The percentage ownership interest or proportionate voting power of each common stockholder will remain the same, except for minor differences resulting from the repurchase of fractional shares. For example, a holder of 2% of the voting power of the outstanding shares of the Common Stock immediately prior to the reverse stock split would continue to hold 2% of the voting power of the outstanding shares of the Common Stock immediately after the reverse stock split.
The reverse stock split may increase the number of stockholders who own “odd lots,” or a number of shares that is less than 100 shares. Such stockholders may find it difficult to sell such shares and, in connection with any sale, may have to pay higher commissions and other transaction costs as compared to a sale involving a “round lot,” or a number that is in even multiples of 100.
Number and Exercise Price of Employee and Director Equity Awards. The reverse stock split will impact the number of shares of Common Stock available for issuance under the Company’s stock incentive plan in proportion to the reverse stock split ratio. Under the terms of the Company’s outstanding equity awards, the reverse stock split would cause a reduction in the number of shares of Common Stock issuable upon exercise, settlement or vesting of such awards in proportion to the exchange ratio of the reverse stock split and would cause a proportionate increase in the exercise price of such awards to the extent they are stock options or similar awards. The aggregate number of shares authorized for future issuance under the Company’s stock incentive plan will also be proportionately reduced, as will the maximum aggregate limit on the number of shares that may be granted to any one participant under the plan. In implementing the proportionate reduction, the number of shares issuable upon exercise, settlement or vesting of outstanding equity awards will be rounded up to the nearest whole share.
Accounting. The par value per share of Common Stock will remain unchanged at $0.01 per share after the reverse stock split. As a result, on the Effective Date, the stated capital on our consolidated balance sheet attributable to Common Stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the reverse stock split.
Federal Income Taxes. The following is a general discussion of certain federal income tax consequences of the reverse stock split. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of Common Stock and is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules. Furthermore, the following discussion is based on the current provisions of the Internal Revenue Code, as amended, and is subject to change. Holders of Common Stock are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the reverse stock split as it may impact them.
We believe the reverse stock split will be a tax-free recapitalization for the Company and its stockholders, and that generally, payment of cash at fair market value in lieu of fractional share interests will generally be a tax-free dividend. Stockholders in general will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, and accordingly a Common Stock in the hands of a stockholder following the reverse stock split will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Common Stock held by that stockholder immediately prior to the reverse stock split. A stockholder’s holding period for the Common Stock will be the same as the holding period for the shares of Common Stock exchanged therefore.
Registration and Trading. Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the Common Stock under the Exchange Act or the Company’s obligation to publicly file financial and other information with the SEC. If the proposed reverse stock split is implemented, the affected stock will continue to trade on the NASDAQ under the same symbol it did prior to the stock split, which is “BDCO.” However, to inform the market of the reverse stock split, NASDAQ will append a suffix character, “D,” to our trading symbol for approximately 20 days following the reverse stock split.
Exchange of Stock Certificates
Upon approval of the Amendment to the Certificate, we will use the services of Securities Transfer Corporation (“STC”), our current transfer agent, as exchange agent (“Exchange Agent”) to act for stockholders in effecting the exchange of certificates. As soon as practicable after the Effective Date, the Exchange Agent will mail letters of transmittal to holders of Common Stock describing the procedures for surrendering stock certificates in exchange for cash consideration or for a new certificate representing the number of whole shares of Common Stock after the reverse stock split. In order to receive the cash consideration or new paper stock certificate, holders of Common Stock must deliver their paper stock certificates and a properly completed letter of transmittal to the Exchange Agent as directed. Upon receipt of the required documentation, the Exchange Agent will, as soon as practicable, make the appropriate cash payment and, where applicable, deliver the new paper stock certificates. Until so surrendered, each current certificate representing shares of Common Stock will be deemed for all corporate purposes after the Effective Date to evidence ownership of Common Stock in the appropriately reduced whole number of shares.
Holders of paperless stock certificates will not receive a paper stock certificate. Upon delivery of a properly completed letter of transmittal to the Exchange Agent as directed, holders of paperless stock certificates will receive a new DRS statement from the Exchange Agent reflecting their new holdings. Holders of Common Stock whose shares are held by a broker or other nominee in “street name” will not receive paper or paperless stock certificates from the Exchange Agent representing the new shares.

Instead, their accounts will be credited with the new shares in accordance with the procedures set forth by their broker or nominee.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Reservation of Rights by the Board
The Board reserves the right to abandon the adoption of the Amendment being proposed without further action by our stockholders at any time before its effectiveness, even if the proposal has been approved by the stockholders and all other conditions to such adoption have been satisfied. Although the Board does not anticipate exercising its right to abandon the amendment nor does it contemplate specific events that would trigger abandonment, the Board will defer or abandon the conversion and reverse stock split if, in its business judgment, the conversion and reverse stock split are no longer in the best interests of the Company or its stockholders. By voting in favor of the proposal, you will be expressly authorizing the Board to determine not to proceed with and abandon the conversion and reverse stock split if it should decide to do so. If the Board does not adopt the Amendment prior to the one year anniversary of the Annual Meeting, stockholder approval would be required again prior to implementing a conversion or reverse stock split.
Recommendation
THE BOARD RECOMMENDS A VOTE “FOR”
AN AMENDMENT TO THE CERTIFICATE
FOR A REVERSE STOCK SPLIT.
(4) TRANSACTION OF OTHER MATTERS
At the date of this proxy statement, the Board is not aware of any matter to be acted upon at the Annual Meeting other than those matters as described in Proposal Nos. (1) through (3), as described herein. If other business comes before the Annual Meeting, the persons named on the proxy will vote the proxy in accordance with their best judgment.
COMMITTEES AND MEETINGS OF THE BOARD
Board
During 2009, the Board consisted of Dr. Benz and Messrs. Goodpasture, Kaffie, Ostbye and Siem with Mr. Siem serving as Chairman. During the fiscal year ended December 31, 2009, the Board held five (5) regular meetings and seven (7) special meetings. Each director attended at least 75% of the total number of meetings of the Board and committees on which he served. The Board has two standing committees, the Audit Committee and the Compensation Committee.

Audit Committee
During 2009, the Audit Committee consisted of Dr. Benz and Messrs. Kaffie and Ostbye with Dr. Benz serving as Chairman. During the fiscal year ended December 31, 2009, the Audit Committee met four (4) times. The Board has affirmatively determined that all members of the Audit Committee are independent and that Dr. Benz qualifies as an Audit Committee Financial Expert. The Audit Committee’s duties include overseeing financial reporting and internal control functions and the Audit Committee’s charter is available on our website (www.blue-dolphin.com).
Compensation Committee
During 2009, the Compensation Committee consisted of Messrs. Goodpasture and Kaffie. During fiscal year ended December 31, 2009, the Compensation Committee met one (1) time. The Board has affirmatively determined that all members of the Compensation Committee are independent. The Compensation Committee does not have a charter, however, its duties are to oversee and set the Company’s compensation policies, to approve compensation of executive officers and to administer its stock incentive plan.
Nominating Committee
Given the size of the Board and that a majority of its members are independent, as defined under NASDAQ Listing Rules, the Board adopted a “Board Nomination Procedures” policy in July 2005 in lieu of appointing a standing nominating committee. The policy is used by independent members of the Board when choosing nominees to stand for election.
The Board will consider for possible nomination qualified nominees recommended by stockholders. As addressed in the “Board Nomination Procedures” policy, the manner in which independent directors evaluate nominees for director as recommended by a stockholder will be the same as that for nominees received from other sources. Stockholders who wish to propose a qualified candidate for consideration should submit complete information as to the identity and qualifications of that person to the Secretary of the Company no later than February 26, 2011, for the 2011 Annual Meeting of Stockholders. The information should be sent to: Blue Dolphin Energy Company, Attention: Secretary, 801 Travis Street, Suite 2100, Houston, Texas 77002. See “Nominations and Proposals by Stockholders for the 2011 Annual Meeting of Stockholders” in this proxy statement for more information.
The Board will continue to nominate qualified directors of whom the Board believes will make important contributions to the Board and the Company. The Board generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have demonstrated professional achievements, have meaningful experience and have a general appreciation of the major business issues facing the Company. The Board also considers issues of diversity and background in its selection process, recognizing that it is desirable for its membership to have differences in viewpoints, professional experiences, educational backgrounds, skills, race, gender, age and national origin.
Director Attendance at Annual Meeting
The Company seeks to accommodate directors choosing to attend the Annual Meeting of Stockholders each year in person. In an effort to manage expenses, the Board typically holds a meeting immediately following the Annual Meeting of Stockholders. If a director is unable to attend the Board meeting in person, participation by telephone is permitted. In 2009, three (3) out of the five (5) directors attended the Annual Meeting of Stockholders.

AUDIT COMMITTEE REPORT
The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee is comprised solely of independent directors who have the requisite financial experience and expertise and meet the requirements of NASDAQ Listing Rule 5605(c) and SEC Rule 10A-3. The Audit Committee reviews and reassesses its written charter annually and recommends any changes to the Board for approval. In addition, the Audit Committee periodically reviews relevant requirements of the Sarbanes-Oxley Act of 2002, proposed and adopted rules of the SEC and new listing standards of the NASDAQ regarding Audit Committee procedures and responsibilities to ensure compliance. The Audit Committee charter was last amended by the Board in August 2008 and is available on our website (www.blue-dolphin.com). Although the Audit Committee Charter was reviewed in 2009, no changes to the charter were made at that time.
The Audit Committee’s primary duties and responsibilities are to:
–	assess the integrity of the Company’s financial reporting process and systems of internal control regarding accounting;

–	assess the independence and performance of the Company’s independent registered public accounting firm; and

–	provide an avenue of communication among the Company’s independent registered public accounting firm, management and the Board.
Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2009 with the Company’s management and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with UHY the matters required to be discussed pursuant to PCAOB guidance related to communication with Audit Committees.
The Audit Committee received written disclosures and the letter from UHY as required by the PCAOB guidance related to communications with Audit Committees concerning independence, and the Audit Committee discussed with UHY their independence. The Audit Committee considered the non-audit services provided by UHY and determined that the services provided are compatible with maintaining UHY’s independence. The Audit Committee must pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm.

Fees paid to UHY in fiscal years ended December 31, 2009 and 2008 by the Company were as follows:

	2009	2008
Audit fees	$163,000	$128,000
Audit-related fees	12,000	13,529
Tax fees	23,000	21,288
All other fees	—	—

Total	$198,000	$162,817

Audit fees included fees related to the audit of our consolidated financial statements and review of our quarterly reports that are filed with the SEC. Audit fees for 2009 also included fees for consultation related to the Company’s transaction with Lazarus Energy Holdings, LLC. Audit-related fees include fees related to consultation concerning financial accounting and reporting standards for share based payments to employees and non-employees, current and deferred taxes and revenue recognition. Tax fees primarily include fees for preparation of federal and state income tax returns as well as tax planning services.
Based on discussions with management and UHY, review of the representation of management and review of the report of UHY to the Audit Committee, the Audit Committee recommended to the Board that the Company’s audited, consolidated financial statements be included in Blue Dolphin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC.
The Audit Committee:
Laurence N. Benz, Chairman
Harris A. Kaffie
Erik Ostbye
CORPORATE GOVERNANCE
Leadership Structure
The Company is led by Ivar Siem, who has served as Chairman of the Board since 1989 and Chief Executive Officer since 2004. Having a single leader for the Company is commonly utilized by other public companies in the United States, and we believe it has been effective for our Company as well. This leadership structure demonstrates to our employees, customers and stockholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations, and eliminates the potential for confusion or duplication of efforts. We do not believe that appointing an independent Board chairman, or a permanent lead director, would improve upon the performance of the Board.
Risk Oversight
Our Board is actively involved in overseeing the risk management of the Company. Presentations by management to the Board include consideration of the challenges and risk to our business, and the Board and management actively engage in discussion on these topics. Furthermore, the two standing Board committees provide appropriate risk oversight. The Audit Committee oversees the accounting and financial reporting processes, as well as compliance, internal control, legal and risk matters. The Compensation Committee oversees compensation policies, including the approval of compensation for our Chairman and Chief Executive Officer. We believe that the processes established to report and monitor systems for material risks applicable to the Company are appropriate and effective.

Director Independence
The Board has affirmatively determined that each of its members, with the exception of Mr. Siem, are independent and have no material relationship with the Company (either directly or indirectly or as a stockholder or officer of an organization that has a relationship with the Company), and that all members of the Audit and Compensation Committees are independent, pursuant to NASDAQ Listing and SEC rules.
Code of Conduct
In July 2005, the Board adopted a code of conduct applicable to all directors, officers and employees, as set forth in the Sarbanes-Oxley Act of 2002, which is publicly available on Blue Dolphin’s website (www.blue-dolphin.com). The Code of Conduct requires all directors, officers and employees to act ethically at all times, and prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.
The Audit Committee established procedures to enable anyone who has a concern about the Company’s conduct or policies, or any employee who has a concern about the Company’s accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Chairman of the Audit Committee. Violations and/or concerns may be sent anonymously by mail to Laurence N. Benz (Audit Committee Chairman, Blue Dolphin Energy Company), 13000 Equity Place, Suite 105, Louisville, Kentucky 40223, via email to larry@physicaltherapist.com or such other contact information for Dr. Benz that the Company may post on its website from time to time.
Code of Ethics
In April 2003, the Board adopted a Code of Ethics policy that is applicable to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics policy is posted on our website (www.blue-dolphin.com) and is available to any stockholder, without charge, upon written request to Blue Dolphin Energy Company, Attention: Secretary, 801 Travis Street, Suite 2100, Houston, Texas 77002. Any amendments or waivers to provisions of the Code of Ethics policy will be disclosed on our website.
Communicating with the Directors
As the Board does not receive a large volume of correspondence from stockholders, the Board, at this time, does not have a formal process by which stockholders can communicate with the Board. Instead, any stockholder who desires to contact the Board or specific members of the Board may do so by writing to: Blue Dolphin Energy Company, Attention: Secretary for Board, 801 Travis Street, Suite 2100, Houston, Texas 77002. Currently, all communications addressed in such manner are sent directly to the indicated directors. In the future, if the Board adopts a formal process for determining how communications are to be relayed to directors, that process will be disclosed on our website.
EXECUTIVE AND DIRECTOR COMPENSATION
Executive Compensation Policy and Procedures
Compensation for the Company’s executive officers consists of base salary, cash bonuses and incentive awards that have historically consisted of stock options. The Company does not offer a retirement plan that provides for the payment of retirement benefits. In the event an employee of the Company retires after age 65, the non-vested portion of any stock options received expires immediately. The vested portion of any stock options received expires, to the extent not exercised, three months after retirement. The Compensation Committee has the authority to approve all forms of executive compensation based on its experience and informal consideration of compensation practices of oil and gas companies of similar size and business focus. The Compensation Committee has not used compensation consultants in the past in making its determinations. The Company believes that stock ownership by its executive officers and other employees furthers the alignment between the interests of the executive officers and other employees and the stockholders, thereby enhancing the Company’s efforts to improve stockholder returns and increase stockholder value.
The Company’s stock incentive plan provides that upon a change of control, the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash in accordance with the terms of the stock incentive plan, adjust the outstanding options as appropriate to reflect such change of control or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to receive had the option been exercised. The stock incentive plan provides that a change of control occurs if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding Common Stock or, if after certain enumerated transactions, the persons who were directors before such transactions cease to constitute a majority of the Board.
The compensation of executive officers is reviewed on an annual basis, as well as when changes in responsibilities occur. The Compensation Committee may not delegate its authority to approve compensation determinations for executive officers. The Compensation Committee approves changes in compensation for Messrs. Heath and Howard based on the recommendations of Mr. Siem as principal executive officer and Chairman of the Board. The Compensation Committee determines the compensation for Mr. Siem.
Mr. Heath has a three year employment agreement with an annual base salary of $175,000. His employment with the Company began May 1, 2007. Pursuant to the terms of a letter agreement dated October 9, 2009, the initial term of his employment agreement was extended from three years to four years. If the Company terminates Mr. Heath’s employment for other than cause: (i) his base salary will be paid from the termination date through the expiration date of his employment agreement as severance and (ii) the non-vested portion of his stock options will expire immediately upon termination and the vested portion will expire, to the extent not exercised, within three months of termination. If Mr. Heath’s employment is terminated due to death or disability (i) his base salary will be paid through the end of the month of termination and (ii) the non-vested portion of his stock options will expire immediately upon termination and the vested portion will expire, to the extent not exercised, on the one year anniversary of the termination date.
Remainder of Page Intentionally Left Blank

Compensation for Named Executives
The following table sets forth the compensation paid to the Company’s principal executive officer and the two most highly compensated executive officers other than the principal executive officer whose annual salary exceeded $100,000 in the fiscal year ended December 31, 2009 (collectively, the “Named Executive Officers”) for services rendered to the Company:
SUMMARY COMPENSATION TABLE

			Option
Name and Principal Position	Year	Salary	Awards(3)	Total
Ivar Siem(1)
Chairman of the Board and	2009	$100,000	$63,727	$163,727
Chief Executive Officer	2008	$100,000	$84,970	$184,970

Thomas W. Heath(2)
President, Secretary and	2009	$175,000	$161,280	$336,280
Assistant Treasurer	2008	$175,000	$161,280	$336,280

T. Scott Howard
Treasurer and	2009	$110,000	$—	$110,000
Assistant Secretary	2008	$107,500	$—	$107,500

(1)	Mr. Siem’s salary is based on part-time employment with the Company in his capacity as Chief Executive Officer.

(2)	Mr. Heath has a three year employment agreement with an annual base salary of $175,000. His employment with the Company began May 1, 2007. Pursuant to the terms of a letter agreement dated October 9, 2009, the initial term of his employment agreement was extended from three years to four years.

(3)	Represents amounts recognized for financial statement purposes for the fiscal years ended December 31, 2009 and 2008, in accordance with Statement of Financial Accounting Standards No. 123(R), Share Based Payments. Assumptions used in the calculation of these amounts are included in Footnote 5 to the Company’s audited, consolidated financial statements for the fiscal years ended December 31, 2009, and December 31, 2008, which are included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2009, and December 31, 2008, respectively.
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Compensation Risk Assessment
Our approach to compensation practices and policies applicable for non-executive employees throughout our organization is consistent with that followed for executive employees. Base pay is based on market median for each position, and bonuses and stock based incentives are based on individual and Company performance. Accordingly, we believe our practices and policies in this regard are not reasonably likely to have a materials adverse effect on our Company.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options -	Options -	Exercise	Option
Name	Exercisable	Unexercisable	Price	Expiration Date
Ivar Siem	8,000	—	$6.00	5/17/2010
	100,000	—	$2.81	10/15/2013

Thomas W. Heath(1)	132,000	68,000	$2.99	5/31/2017

T. Scott Howard	4,500	—	$2.81	10/15/2017

(1)	Mr. Heath’s unexercisable options vested 100% on May 1, 2010.
Director Compensation Policy and Procedures
Directors who are also employees of the Company are not paid any fees or other compensation for services as a member of the Board or any committee of the Board. Compensation for members of the Board and committees of the Board is approved by the Board based on recommendations by Mr. Siem as principal executive officer and Chairman of the Board. As with employee stock ownership, the Company believes that stock ownership by members of the Board furthers the alignment between the interests of the directors and the stockholders, resulting in an enhancement of the Company’s efforts to improve stockholder returns and increase stockholder value.
Compensation for Non-Employee Directors
Non-employee directors are paid an annual retainer of $20,000, payable quarterly in Common Stock with the number of shares based upon the fair value on the date of payment. The shares are restricted from sale pursuant to holding periods under Rule 144 of the Securities Act, and applicable state securities laws. The Audit Committee chairman receives an additional annual retainer of $5,000 and other Audit Committee members receive an additional annual retainer of $2,500. The Audit Committee retainer is payable semi-annually in cash. No additional compensation is paid to directors serving on the Compensation Committee. Directors are entitled to be reimbursed for reasonable out-of-pocket expenses related to in-person meeting attendance.

The following table sets forth the compensation paid to non-employee directors in fiscal year ended December 31, 2009:
DIRECTOR COMPENSATION

	Fees Earned
	or Paid in	Stock
Name	Cash	Awards(1)(2)	Total
Laurence N. Benz	$5,000	$20,000	$25,000

John N. Goodpasture	$—	$20,000	$20,000

Harris A. Kaffie	$2,500	$20,000	$22,500

Erik Ostbye	$2,500	$20,000	$22,500

(1)	Represents amounts recognized for financial statement purposes for the fiscal year ended December 31, 2009, in accordance with Statement of Financial Accounting Standards No. 123(R), Share Based Payments. Assumptions used in the calculation of these amounts are included in Footnote 5 to the Company’s audited, consolidated financial statements for the fiscal year ended December 31, 2009, which is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

(2)	At December 31, 2009, each non-employee director had total stock awards outstanding as follows: Dr. Benz — 79,487, Mr. Goodpasture — 72,577, Mr. Kaffie — 102,038 and Mr. Ostbye — 73,454.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth certain information with respect to the beneficial ownership for shares of Common Stock (the only class of voting security issued and outstanding) as of the Record Date by: (i) all persons and institutions known by us to be the beneficial owners of 5% or more of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer; and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the following persons having sole voting and dispositive power with respect to such shares.

	Shares Owned Beneficially
Name of Beneficial Owner	Number	Percent(1)
Columbus Petroleum Limited, Inc.(2)	911,712	7.4%
Spencer Finance Corp. and Arne Blystad(3)	842,743	6.8%
Spencer Energy AS(3)	586,743	4.8%
Harris A. Kaffie(4)	899,315	7.3%
Ivar Siem(4)	739,265	6.0%
Thomas W. Heath(4)	320,000	2.6%
Laurence N. Benz	136,748	*
Erik Ostbye	86,275	*
John N. Goodpasture	85,398	*
T. Scott Howard(4)	4,500	*

Directors and Executive Officers as a Group (7 Persons)	2,271,501	18.4%

*	Less than 1%.

(1)	Based upon 12,324,322 shares of Common Stock issued and outstanding (11,928,251 shares of Common Stock issued and outstanding as of the Record Date and 396,071 shares of Common Stock issuable upon exercise of options that may be exercised within 60 days of the Record Date).

(2)	Based upon a Schedule 13D filed with the SEC on September 8, 2004, the address of Columbus Petroleum Limited, Inc. was Aeulestrasse 74, FL-9490, Vaduz, Liechtenstein.

(3)	Based on a Schedule 13D filed with the SEC on April 9, 2007, Spencer Finance Corp. and Arne Blystad jointly exercise voting and investment authority over the shares owned by Spencer Finance Corp. Spencer Energy AS is a subsidiary of Spencer Finance Corp., and as such, the 586,743 shares held by Spencer Energy AS are included in the 842,743 shares controlled by Spencer Finance Corp. and Arne Blystad. The principal business address for Spencer Finance Corp., Arne Blystad and Spencer Energy AS was Haakon VII gt. 1, 0161 Oslo, Norway.

(4)	Includes shares of Common Stock issuable upon exercise of options that may be exercised within 60 days of the Record Date as follows: Mr. Kaffie — 83,571; Mr. Siem — 108,000; Mr. Heath — 200,000; Mr. Howard — 4,500; and all directors and executive officers as a group — 396,071.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers, and stockholders who own more than 10% of our Common Stock, to file reports of stock ownership and changes in ownership with the SEC and to furnish us with copies of all such reports as filed. Based solely on a review of the copies of the Section 16(a) reports furnished to us, the Company is aware that during 2009, all of its directors, executive officers and greater than 10% stockholders complied with their Section 16(a) filing requirements, with the exception of Messrs. Goodpasture, Kaffie and Ostbye. Messrs. Goodpasture, Kaffie and Ostbye each filed one (1) late Form 4 covering a total of one (1) transaction each.
NOMINATIONS AND PROPOSALS BY STOCKHOLDERS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
Nominations
The Company has tentatively set the 2011 Annual Meeting of Stockholders for May 12, 2011. Accordingly, stockholders should submit nominations and proposals in accordance with the guidance set forth below.
Nominations for the 2011 Annual Meeting of Stockholders
The Company’s Certificate provides that no person shall be eligible for nomination and election as a director unless written notice of such nomination is received from a stockholder of record by the Secretary of the Company 90 days before the anniversary date of the previous year’s annual meeting. Further, such written notice is to be accompanied by the written consent of the nominee to serve, the name, age, business and residence addresses, and principal occupation of the nominee, the number of shares beneficially owned by the nominee, and any other information which would be required to be furnished by law with respect to any nominee for election to the Board. Stockholders who desire to nominate persons to serve on the Board at the 2011 Annual Meeting of Stockholders must submit nominations to the Company, at its principal executive office, so that such notice is received by the Company no later than February 26, 2011. In order to avoid controversy as to the date on which any such nomination is received by the Company, it is suggested that stockholders submit their nominations, if any, by certified mail, return receipt requested. (See “Nomination Procedures” in this Proxy Statement for more information.)
Proposals
There are no stockholder proposals on the agenda for the Annual Meeting. In order to be eligible for inclusion in Blue Dolphin’s proxy materials for its 2011 Annual Meeting of Stockholders, a stockholder must submit their proposals to the Company, at its principal executive office, by January 24, 2011. Any stockholder who intends to submit a proposal for consideration at the Company’s 2011 Annual Meeting of Stockholders, but not for inclusion in the Company’s proxy materials, must notify the Company. Pursuant to the rules of the SEC, such notice must: (i) be received at the Company’s executive offices no later than April 9, 2011 and (ii) satisfy the rules of the SEC.

WHERE YOU CAN FIND MORE INFORMATION
Blue Dolphin is subject to the informational requirements of the Exchange Act and files with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required. Stockholders may read and copy any document Blue Dolphin files at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549 between the hours of 9:00 a.m. and 5:00 p.m. Eastern, except federal holidays and official closings. Please call the SEC at (202) 551-8090 for further information on the public reference rooms. Blue Dolphin’s SEC filings are also available to the public from the SEC’s website at www.sec.gov. Copies of filings, including those incorporated by reference in this Proxy Statement, can be obtained free of charge by contacting the Company at (713) 568-4725.
The SEC allows Blue Dolphin to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to stockholders by referring to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information Blue Dolphin files with the SEC as specified below will update and supersede that information. We incorporate by reference the following documents filed with the SEC by Blue Dolphin: the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2009 and 2008.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
The broker, bank or other nominee for any stockholder who is a beneficial owner, but not the record holder, of our Common Stock may deliver only one copy of this proxy statement to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of this proxy statement, now or in the future, should submit their request to us by telephone at (713) 568-4725, or by submitting a written request to Blue Dolphin Energy Company, 801 Travis Street, Suite 2100, Houston, Texas 77002. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

By Order of the Board
/s/ IVAR SIEM
Ivar Siem
Chairman and Chief Executive Officer

Houston, Texas
May 19, 2010

ANNEXES
Annex A — Frequently Asked Questions (FAQs)
Annex B — Certificate of Amendment to the Amended and Restated Certificate of Incorporation

ANNEX A
FREQUENTLY ASKED QUESTIONS (FAQs)
The following questions and answers are presented to assist you in understanding the proposals presented as part of the Annual Meeting. The items addressed may not answer all questions that may be important to you as a stockholder. For additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement.
General
1.	Why am I receiving this proxy statement?

You are receiving this proxy statement because you are a Blue Dolphin stockholder as of the Record Date for the Annual Meeting.

2.	When and where will the Annual Meeting be held?

The Annual Meeting will be held on Wednesday, June 9, 2010 at 10:00 a.m. Central at Blue Dolphin’s principal office, which is located at 801 Travis Street, Suite 2100, Houston, Texas 77002.

3.	What are the proposals that will be voted on at the Annual Meeting?

You are primarily being asked to consider and vote upon proposals to: (1) elect five directors, (2) ratify UHY as the Company’s independent registered public accounting firm, (3) approve an Amendment to our Certificate to effect a reverse stock split of the Common Stock and (4) transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

4.	How many votes are required to adopt the proposal to adjourn or postpone the Annual Meeting to a later time, if necessary or appropriate, to obtain quorum or solicit additional proxies?

If a quorum is not met, the Board may submit a proposal to adjourn or postpone the Annual Meeting to a later date or dates until a quorum is met. If a quorum is met but there are insufficient votes to adopt the proposals, our By-Laws require the affirmative vote of a majority of the votes cast in order to adjourn or postpone the Annual Meeting to a later time. Withheld votes, abstentions and broker non-votes will have no effect on these matters.

5.	Who is entitled to attend and vote at the Annual Meeting?

The record date for the Annual Meeting is April 26, 2010. If you own shares of Common Stock as of the close of business on the Record Date, you are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the record date there were approximately 11,928,251 shares of Common Stock issued and outstanding.

6.	How does Blue Dolphin’s Board recommend that I vote on the proposals?

Blue Dolphin’s Board has determined that each of the proposals presented in the proxy statement in the best interests of you — our stockholder — and unanimously recommends that you vote “FOR” each proposal presented in the proxy statement.

7.	How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR” and “AGAINST” votes and abstentions.

8.	What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?

Your brokerage firm, bank, trust or other nominee will not be able to vote your shares unless you have properly instructed your nominee on how to vote. Because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposals, failure to instruct your broker or other nominee with voting instructions on how to vote your shares will have no effect on the approval of the proposals.

9.	What do I need to do now?

After carefully reading and considering the information contained in this proxy statement, including the other documents included as annexes, please vote your shares as described below. You have one vote for each share of Common Stock you own as of the record date.

10.	How do I vote if I am a stockholder of record?

You may vote by completing, signing and dating each proxy form you receive and returning it in the enclosed prepaid envelope, by using the Internet voting instructions printed on your proxy form or by appearing in person at the Annual Meeting.

If you are voting by Internet, your voting instructions must be received by 11:59 p.m. Eastern time on the date prior to the date of the Annual Meeting. Voting by mail or the Internet will not prevent you from voting in person at the Annual Meeting. You are encouraged to submit a proxy by mail or the Internet even if you plan to attend the Annual Meeting in person to ensure that your shares of Common Stock are present in person or represented at the Annual Meeting.

11.	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee in how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the Annual Meeting if you instruct them in how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the Annual Meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the Annual Meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

12.	What constitutes a quorum for the Annual Meeting?

The presence, in person or by proxy, of stockholders representing a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the Annual Meeting. If you are a stockholder of record and you submit a properly executed proxy form, vote via the Internet or vote in person at the Annual Meeting, then your shares will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the Annual Meeting, then your shares will be counted as part of the quorum. All shares of Common Stock held by stockholders that are present in person or represented by proxy and entitled to vote at the Annual Meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum.

13.	What does it mean if I receive more than one proxy?

If you receive more than one proxy, it means that you hold shares that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy form for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy form you receive or vote via the Internet by using the different control number(s) on each proxy form.

14.	What happens if I sell my shares of Blue Dolphin Common Stock before the Annual Meeting?

The record date for stockholders entitled to a vote at the Annual Meeting is earlier than the date of the Annual Meeting. If you transfer your shares of Common Stock after the record date but before the Annual Meeting, you will, unless special arrangements are made, retain your right to vote at the Annual Meeting.

15.	Am I entitled to appraisal rights?

Under Delaware law, stockholders are not entitled to appraisal rights with respect to any of the proposals presented for the Annual Meeting.

16.	Who can answer further questions?

For additional questions, please contact Blue Dolphin at (713) 568-4725. For assistance in submitting proxies or voting shares of Blue Dolphin Common Stock, stockholders of record should contact STC by phone at (469) 633-0101 or through their website at www.stctransfer.com. If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should contact them for additional information.
Reverse Stock Split
1.	What are the anticipated benefits of the reverse stock split?

The primary purpose of the reverse stock split is to increase our stock price sufficiently above NASDAQ’s $1.00 minimum bid price requirement for continued listing of our Common Stock. In addition, we believe that the reverse stock split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock affects its acceptability to certain institutional investors, professional investors and other members of the investing public.

2.	What will be the impact of a reverse stock split?

The principal effect will be to decrease proportionately the number of outstanding shares of our Common Stock based on a ratio within a range from 1 for 5 (1:5) to 1 for 10 (1:10). Subject to stockholder approval, the Board will determine the final ratio prior to September 1, 2010.

3.	What will happen to the stock price?

A reverse stock split reduces the number of shares and increases the share price proportionately. If, for example, the final ratio is determined to be 1 for 5, the number of shares would be divided by 5; the stock price would be multiplied by 5. A reverse stock split has no effect on the value of what stockholders own at the time the split is enacted. For illustrative purposes only, if our stock is trading at $0.50 with 1,000,000 shares outstanding at the close of trading the preceding day, and then a 1 for 5 reverse stock split goes into effect following the close of business on that day, the stock price would open at $2.50 per share and the shares outstanding would change to 200,000, subject to the treatment of fractional shares (discussed below).

4.	What will be the effective date?

The reverse stock split will become effective at 11:59 p.m. on the day the Secretary of State of the State of Delaware accepts filing of our Amendment to our Certificate. The effect on trading of our Common Stock on the NASDAQ will begin at the open of trading the next business day.

5.	What is the effect on registration and trading?

The reverse stock split has no impact on the registration of our stock. Our CUSIP number, however, will change on the Effective Date. Also, to inform the market of the reverse stock split, NASDAQ will append a suffix character, “D”, to our symbol for approximately 20 trading days following the reverse stock split.

6.	What is the effect on par value?

There will be no effect on the par value of our Common Stock.

7.	What is the effect on equity compensation plans?

The reverse stock split would reduce the number of shares of Common Stock authorized and available for issuance under our equity compensation plans. In addition, the number of shares represented by each outstanding stock option, whether vested or unvested, and each outstanding restricted stock award will be divided proportionately based on the final ratio. The exercise price per share for each option would be multiplied proportionately based on the final ratio.

8.	How will the reverse split be implemented?

The implementation of the reverse stock split will differ depending on whether the shares are held beneficially in “street name” or whether they are registered directly in a stockholder’s name. If you are a beneficial holder, the number of shares you hold will be adjusted by your broker to reflect the reverse stock split on the Effective Date and you generally will receive cash in your brokerage account for any resulting fractional shares, subject to your broker’s particular processes with respect to these types of transactions. If you have questions with respect to how your broker will process the reverse stock split, you should contact your broker. If you are a direct stockholder of record, in exchange for a properly completed letter of transmittal and your certificate(s) representing pre-split shares, the Exchange Agent (STC) will issue your post-split shares either in paper form on a stock certificate or electronically (or “paperless”) through the Direct Registration System (“DRS”) (which is discussed in more detail below) and send you a check for any resulting fractional shares.

9.	What if I don’t own a round number of shares? Will you issue fractional shares?

Whether shares are held beneficially or directly, we will not issue fractional shares of Common Stock to our stockholders. Instead, fractional shares will be paid at fair market value. If you are a beneficial holder, payment for the fractional shares will be deposited directly into your account with the organization that holds your shares. Each broker has its own processes for handling the cash received in exchange for fractional shares. You should contact your broker for more information. Your bank or broker should also be able to tell you when you can expect to receive payment for any fractional shares. If you are a direct holder of record, payment for the fractional shares will be made by check, sent to you directly from the Exchange Agent upon receipt of your properly completed and executed letter of transmittal and paper stock certificate(s). If you are a direct holder of record and hold a paperless certificate through DRS, you will still need to complete and return an executed letter of transmittal to the Exchange Agent. No cash payment or share entitlement will be made to any stockholder until the stockholder has surrendered his or her outstanding certificate(s), together with the completed letter of transmittal. The transmittal forms will be sent out shortly following the Effective Date of the reverse stock split. Checks will be sent approximately 5 to 7 business days after your request is received in good order. Please allow additional time for mailing.

10.	What if I cannot find my paper stock certificate(s)?

If, after trying to locate your paper stock certificate(s), you determine that some or all of your certificate(s) are lost, stolen or destroyed, follow the instructions provided in the letter of transmittal that you will receive in the mail from the Exchange Agent.

11.	What is the effect on authorized but unissued shares of Common Stock?

The total authorized number of shares of Common Stock will not change. The number of shares issued and outstanding will be reduced proportionately based on the final ratio.

12.	What if I’m a stockholder of record and I take no action?

You will not receive new, post-split shares or payment for your fractional shares until you submit your certificate(s), together with your properly completed and executed letter of transmittal, to our Exchange Agent. Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so.

13.	Will I receive new paper stock certificates?

At your discretion, you can either receive a paper stock certificate or a paperless stock certificate through DRS. If you elect to receive a paperless stock certificate, you will not receive a new, post-split paper certificate in exchange for your old, pre-split paper certificate. Instead, you will receive a statement that indicates how many new, post-split shares you hold through DRS. Enclosed with your statement will be a brochure instructing you how to access your stockholder account at a secure website with STC. The book-entry system works like a bank, with our transfer agent, STC, holding the shares in your account. Each time you have a transaction with respect to your DRS shares, you will receive a new DRS statement from STC. If you need information with respect to your DRS shares, you can contact STC. For more information on DRS, visit STC’s website at www.stctransfer.com.

ANNEX B
CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
BLUE DOLPHIN ENERGY COMPANY
     Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, as amended (the “DGCL”), BLUE DOLPHIN ENERGY COMPANY, a Delaware corporation (the “Corporation”), hereby certifies as follows:
     FIRST: The name of the Corporation is Blue Dolphin Energy Company. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 27, 2009.
     SECOND: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with Section 242 of the DGCL.
     THIRD: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended as follows:
Article IV is amended to insert the following paragraph as paragraph two of the Amended and Restated Certificate of Incorporation, such existing paragraph two of the Amended and Restated Certificate of Incorporation thereafter being paragraph three of the Amended and Restated Certificate of Incorporation:
          “Effective upon the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware (the “Effective Date”), every [___] shares of Common Stock, issued and outstanding immediately prior to the Effective Date shall, automatically and without any action on the part of the respective holders thereof, be combined, reclassified and changed into one fully paid and non-assessable share of Common Stock; provided, however, that no fractional shares of Common Stock shall be issued. Stockholders who would otherwise be entitled to a fractional share of Common Stock shall receive cash for such holder’s fractional share equal to the product obtained by multiplying (a) the closing sale price per share of the Common Stock, as reported on the NASDAQ Stock Market, on the last trading day preceding the Effective Date, by (b) the fraction of one share of Common Stock owned by the stockholder.”
[Signature page follows]

B-1

     IN WITNESS WHEREOF, Blue Dolphin Energy Company has caused this Certificate of Amendment to be executed by Ivar Siem, its Chairman and Chief Executive Officer and by Thomas W. Heath, its Secretary on this ___ day of June, 2010.

BLUE DOLPHIN ENERGY COMPANY
By:
	Name:	Ivar Siem
	Title:	Chairman and Chief Executive Officer

By:
	Name:	Thomas W. Heath
	Title:	Secretary

B-2

Blue Dolphin Energy Company Annual Meeting of Stockholders (the “Annual Meeting”)
June 9, 2010 at 10:00 a.m. Local Time
801 Travis Street, Suite 2100, Houston, Texas 77002
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
Mark Votes in Blue or Black Ink Only • This Proxy Form is Valid Only When Signed and Dated Below.
The Board of Directors recommends a vote FOR the following proposals:
1.	ELECT FIVE DIRECTORS.

Withhold
Director Nominees:	For	Authority

(01) Laurence N. Benz (02) John N. Goodpasture (03) Harris A. Kaffie (04) Erik Ostbye (05) Ivar Siem	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐
You may withhold authority to vote for any director nominee by lining through or striking out their name. You may enter the name of a nominee for director for any director nominee in which you have withheld authority to vote.

2.	RATIFY UHY LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

☐ For	☐ Against	☐ Abstain
3.
APPROVE AN AMENDMENT TO BLUE DOLPHIN’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF BLUE DOLPHIN’S ISSUED AND OUTSTANDING COMMON STOCK, PAR VALUE $0.01 PER SHARE, AT A RATIO WITHIN A RANGE FROM 1 FOR 5 (1:5) TO 1 FOR 10 (1:10), AT THE DISCRETION OF BLUE DOLPHIN’S BOARD OF DIRECTORS AT ANY TIME PRIOR TO SEPTEMBER 1, 2010.

☐ For	☐ Against	☐ Abstain
4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement, revokes all previous proxies and appoints Thomas W. Heath and T. Scott Howard, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated above, all of the shares of common stock of Blue Dolphin Energy Company held of record by the undersigned at the close of business on April 26, 2010, at the Annual Meeting and at any adjournment or postponement thereof.
Date and sign the proxy form below, mark your elections above and return the proxy form in the postage-paid envelope provided.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CHECK HERE: ☐

DATED:

Signature

Signature (If Held Jointly)

Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.